CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-155714 on Form S-3 of our reports dated November 20, 2009 relating to the consolidated financial statements and financial statement schedule of The Laclede Group, Inc. and its subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (ASC 740, Income Taxes)) and the effectiveness of The Laclede Group, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Laclede Group, Inc. and its subsidiaries for the year ended September 30, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

February 16, 2010